UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.       )

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UNITEK GLOBAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITEK GLOBAL SERVICES, INC.

1777 Sentry Parkway West
Gwynedd Hall, Suite 302
Blue Bell, Pennsylvania 19422

November 11, 2013

Dear Stockholder:

It is our pleasure to invite you to Unitek Global Services, Inc.’s 2013 Annual Meeting of Stockholders.  We will hold the meeting at The Ritz-Carlton, Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016 on Thursday, December 5, 2013 at 8:00 a.m., Mountain Standard Time.  During the Annual Meeting, we will consider each item of business described in the Notice of Annual Meeting.

This booklet includes the Notice of Annual Meeting and Proxy Statement.  The Proxy Statement provides information about Unitek Global Services, Inc. in addition to describing the business we will conduct at the meeting.

Thank you for your continued interest in Unitek Global Services, Inc.  We look forward to seeing you at the Annual Meeting.

Sincerely,

Rocky Romanella
Chief Executive Officer

UNITEK GLOBAL SERVICES, INC.

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, Pennsylvania 19422

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 5, 2013

To Our Stockholders:

The Annual Meeting of Stockholders of Unitek Global Services, Inc. will be held at The Ritz-Carlton, Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016 on Thursday, December 5, 2013 at 8:00 a.m., Mountain Standard Time.  The purpose of the meeting is to:

(1)                                 elect one Class II director to hold office until the Annual Meeting of Stockholders in 2016, and until his successor is elected and qualified;

(2)                                 hold an advisory vote to approve the compensation of the Company’s named executive officers;

(3)                                 approve the Unitek Global Services, Inc. 2013 Omnibus Equity Compensation Plan;

(4)                                 ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(5)                                 transact any other business that may properly come before the meeting or any adjournment or adjournments thereof.

If you were a stockholder of record at the close of business on November 8, 2013, you may vote through the Internet, by telephone, by mail or in person at the Annual Meeting in accordance with the instructions set forth in the Proxy Statement.  Your vote is important, regardless of the number of shares you own.

BY ORDER OF THE BOARD OF DIRECTORS

Kathy McCarthy
Senior Vice President, General Counsel and
Corporate Secretary

November 11, 2013

Blue Bell, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 5, 2013.

The Proxy Statement and annual report to stockholders are available at www.astproxyportal.com/ast/16819/

UNITEK GLOBAL SERVICES, INC.

1777 Sentry Parkway, West

Gwynedd Hall, Suite 302

Blue Bell, Pennsylvania 19422

_____________

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS DECEMBER 5, 2013

____________

The Board of Directors of Unitek Global Services, Inc. (“Unitek” or the “Company”) is providing the enclosed proxy materials to you in connection with its solicitation of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment, postponement or continuation of the Annual Meeting.  The Annual Meeting will be held at The Ritz-Carlton, Phoenix, 2401 East Camelback Road, Phoenix, Arizona 85016 on Thursday, December 5, 2013, at 8:00 a.m., Mountain Standard Time.  When Unitek asks for your proxy, it must provide you with a Proxy Statement that contains certain information specified by law.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did you send me this Proxy Statement?

Unitek sent you this Proxy Statement and the enclosed proxy card because you are a Unitek stockholder and Unitek’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting.  This Proxy Statement includes information about the issues to be voted upon at the Annual Meeting.

This Proxy Statement is being mailed on or about November 11, 2013 to all stockholders of record at the close of business on November 8, 2013. On the record date, there were 18,971,550 shares of Unitek common stock outstanding and entitled to vote.

The expense of this solicitation, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, proxy card and Proxy Statement, will be borne by Unitek. In addition to the solicitation of proxies by use of the mails or via the Internet, some of the officers and regular employees of Unitek, without extra remuneration, may solicit proxies personally, by telephone or otherwise.  In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy cards and proxy materials to their principals, and Unitek will reimburse them for their expenses in forwarding these materials.

How many votes do I have?

Each share of Unitek common stock that you own entitles you to one vote.

How do I vote?

You can vote your proxy through the Internet, by telephone or by mail.  To submit your proxy:

1.                         BY TELEPHONE

a.                On a touch-tone telephone, call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries, 24 hours a day, seven days a week, through 11:59 p.m. (ET) on December 4, 2013.

b.                Please have available your notice card.

c.                 Follow the simple instructions provided.

2.                         BY INTERNET

a.                Go to the web site at www.voteproxy.com, 24 hours a day, seven days a week, through 11:59 p.m. (ET) on December 4, 2013.

b.                Please have available your notice card.

c.               Follow the simple instructions provided.

3.                         BY MAIL (if you submit your proxy by telephone or the Internet, please do not mail your proxy card)

a.              Mark, sign and date your proxy card.

b.            Return it in the enclosed postage-paid envelope.

When a proxy is voted properly, the shares represented by the proxy will be voted in accordance with your instructions.  You are urged to specify your choices.  If a proxy card is voted without specifying choices, the shares will be voted as recommended by the proxies listed on the proxy card.

You may also come to the Annual Meeting and cast your vote there.  If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring a valid photo ID and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on November 8, 2013, the record date for voting, and that you have a right to vote your shares.

May I revoke my vote after I have submitted my proxy?

If you are a record holder, you may revoke your proxy at any time before your proxy is actually voted at the Annual Meeting (i) by filing written notice of revocation with the Corporate Secretary; (ii) voting via the Internet or by telephone at a later time (if initially voted in that manner); (iii) by signing and delivering a later dated proxy to the Corporate Secretary; or (iv) by voting the shares subject to the proxy in person by written ballot at the Annual Meeting.  Any such written notice or later submitted proxy must be received by the Corporate Secretary at Unitek’s principal executive offices or at the Annual Meeting before the vote at the Annual Meeting.  If you hold your shares in street name through a broker, bank or other nominee, you need to contact the holder of your shares regarding how to revoke your proxy.

What constitutes a quorum at the Annual Meeting?

Under Unitek’s Amended and Restated Bylaws, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter constitutes a quorum to take action at a stockholders’ meeting.  Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy elects to abstain on a matter (“abstentions”) or whether a broker, bank or other nominee holding shares for a beneficial owner does not vote on a matter because the beneficial owner has not provided voting instructions and the broker, bank or other nominee does not have discretionary authority to vote shares on the matter (“broker non-votes”).

What vote is required to pass the proposals?

Election of Director (Proposal 1) - The director nominee receiving the highest number of votes cast up to the number to be elected (1) will be elected.  Neither broker non-votes nor proxies submitted as “withhold authority” or “abstain,” as applicable, will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

Compensation of Named Executive Officers (Proposal 2) - With respect to the advisory vote regarding approval of the compensation of our named executive officers, passage of the proposal requires that the number of votes FOR approval of this compensation must exceed the number of votes AGAINST approval.  Neither abstentions nor broker non-votes will be counted as votes cast.  Abstentions and broker non-votes will have no effect on the results of the votes with respect to this proposal.  This vote is advisory and is not binding on Unitek or the Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Board of Directors will evaluate any appropriate next steps.

Other Proposals (including Proposals 3 and 4) - For any other proposal, the affirmative vote of at least a majority of the votes cast on the proposal by all stockholders entitled to vote thereon is required to approve the proposal, unless a proposal other than Proposals 3 and 4 is properly presented at the Annual Meeting which requires a different vote pursuant to applicable law or Unitek’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws.  Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the votes with respect to these proposals.

Brokers generally will have discretionary authority to vote shares on Proposal 4.  Brokers cannot vote on Proposals 1, 2 and 3 without voting instructions from the beneficial owner.  Accordingly, if you hold your shares through a broker, please be sure to properly vote your proxy card so that your vote will be counted.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Unitek’s Board of Directors is presently composed of eight members.  In October 2013, the Board of Directors adopted a resolution reducing the size of the Board of Directors to seven members effective as of the Annual Meeting, and Mr. Sperry’s term will end as of the Annual Meeting.  Unitek’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for three classes of directors with staggered terms of three years each.  At the Annual Meeting, one person will be elected to the Board of Directors as a Class II director to serve for three years until the Annual Meeting of Stockholders in 2016, and until his successor is elected and qualified.  The terms of each class end at successive Annual Meetings so that the stockholders elect one class of directors at each Annual Meeting of Stockholders.

Management has no reason to believe that the nominee for election named below will be unable to serve. If the nominee should become unable to accept election, the persons named on the proxy card as proxies may vote for another person selected by the Board or the named proxies.

The nominee for election to the Board of Directors and the other continuing directors are set forth below, together with certain biographical information.  Also included below is information about each director’s specific experience, qualifications, attributes or skills that led the Board to conclude that he should serve as a director of Unitek at the time of filing this Proxy Statement.  As reflected, the Nominating and Corporate Governance Committee seeks out, and the Board of Directors is comprised of, individuals whose background and experience complement those of the other Board members.

Nominee for Election – Class II (Term expires at Annual Meeting in 2016)

Robert S. Stott (age 67) – Mr. Stott has served as director of Unitek since December 2010.  Mr. Stott is an experienced telecommunications industry executive. In 2007, he retired as President of the Northeast Region of Verizon Wireless after serving at Verizon and its legacy companies for over 40 years.  Mr. Stott began his career as an equipment installer with the New England Telephone Company and held a number of senior-level positions with NYNEX Mobile through that company’s merger with Bell Atlantic in 1995. Following the merger, Mr. Stott was appointed the President of Bell Atlantic Mobile’s Philadelphia Tri-State region, where he remained until assuming the role in New England in 1998. The Board concluded that Mr. Stott should serve on the Board due to his broad experience in the telecommunications industry in various corporate leadership and executive roles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE LISTED ABOVE.

Directors – Class III (Term expires at Annual Meeting in 2014)

Michael Montelongo (age 58) - Mr. Montelongo has served as a director of Unitek since December 2010. Mr. Montelongo currently serves as Senior Vice President, Public Policy and Corporate Affairs for Sodexo, Inc., a $9 billion quality of life services enterprise.  Previously, Mr. Montelongo served both as that company’s Senior Vice President and Chief Administrative Officer and Senior Vice President of Strategic Marketing. In 2001, Mr. Montelongo was appointed by former President George W. Bush and confirmed by the U.S. Senate as Assistant Secretary of the Air Force.  He is a member of the Council on Foreign Relations and serves on the Board of Trustees for Aerospace Corporation and on the National Aeronautics and Space Administration Advisory Council.  He was formerly a member of the board of directors of Denny’s Corporation. The Board concluded that Mr. Montelongo should serve on the Board due to his strategy and finance fluency and diverse background in both industry and public sector administration and leadership positions.

Rocco Romanella (age 56) - Mr. Romanella has served as a director of Unitek since March 2013. Mr. Romanella is the Chief Executive Officer of Unitek, a role he assumed in July 2012. Mr. Romanella brings 36 years of management, operations and engineering experience to Unitek from his career at United Parcel Service (“UPS”), where he most recently held the position of President of Retail and Residential Operations and was responsible for the global strategy of all U.S. and international retail channels.  Under his direction, UPS successfully launched one of the largest re-branding initiatives in franchising history, revolutionizing the $9 billion retail shipping and business services market.  Previously, Mr. Romanella served in positions of increasing responsibility at UPS, starting as a delivery driver and eventually holding a number of senior management positions. He is also a winner of the UPS Chairman’s Award for Excellence.  The Board concluded that Mr. Romanella should serve on the Board due to his extensive leadership experience including his accomplishments during his transition as Chief Executive Officer of Unitek.

Directors – Class I (Term expires at Annual Meeting in 2015)

Mark S. Dailey (age 55) - Mr. Dailey has served as a director of Unitek since February 2006. Mr. Dailey is currently the Chief Executive Officer of Interim Management International, a consulting company that provides management services to privately-held companies.  Mr. Dailey held senior executive management positions including Executive Vice President, Sales and Marketing of Intralinks, Inc., a venture-funded secure document distribution company; Chief Operating Officer of LexiQuest, Inc., a technology-based company exploiting linguistics and natural language processing in developing software tools to manage, access and retrieve large Intranet document collections; and Chief Operating Officer of Medcast Networks, a venture capital-backed start-up delivering comprehensive medical information to physicians.  From 1986 to 1999, Mr. Dailey held various senior level positions with Bloomberg Financial Markets, a global leader in the delivery of international real-time financial information. Prior to joining Bloomberg, Mr. Dailey worked for several investment banking firms.  Mr. Dailey served as a member of the Board of Directors of STMP, Inc. until April 2013.  The Board concluded that Mr. Dailey should serve on the Board due to his significant corporate management experience in the technology industry.

Daniel Hopkin (age 35) - Mr. Hopkin has served as a director of Unitek since September 2011. Mr. Hopkin was previously a member of Unitek’s Board from January 2010 through December 9, 2010.  Mr. Hopkin has been with Kainos Capital Partners, a private equity firm, since January 2013 where he currently serves as a Principal.  Prior to joining Kainos Capital, Mr. Hopkin served as an associate with HM Capital Partners from 2004 to 2006, a Vice President from 2007 to 2010 and a Principal from 2010 to 2012.  He focuses primarily on the media and food sectors.  Prior to joining HM Capital Partners, Mr. Hopkin worked in the Investment Banking Division of Morgan Stanley.  The Board determined that Mr. Hopkin is qualified to serve on the Board due to his investment experience.

Dean MacDonald (age 54) – Mr. Macdonald has served as a director of Unitek since January 2010. Mr. MacDonald currently serves on the Board and as the President and Chief Executive Officer of Tuckamore Management Capital Inc., a publically-traded Toronto-based private equity fund.  Mr. MacDonald has a long and successful career as an operating executive and entrepreneur.  His operating experience includes serving as the Chief Operating Officer of Rogers Cable and as the Chief Executive Officer of Persona Communications, a TSX-listed cable and internet services company.  Mr. MacDonald worked with a syndicate of investment partners to turn around Persona’s operations and subsequently sold the business at a significant premium to its purchase price in 2007. Mr. MacDonald has also served as chairman of the Newfoundland and Labrador Energy Corporation, which manages the province’s oil and gas assets. In 2007, Mr. MacDonald was selected as CEO of the Year by Birch Hill Capital Partners. The Board determined that Mr. MacDonald should serve on the Board based on his management and investment experience in a number of industries, including advertising, marketing and telecommunications.

Michael F. O’Donnell (age 66) – Mr. O’Donnell has served as a director of Unitek since December 2010 and has been Chairman of the Board since January 2012. Mr. O’Donnell is a financial executive with over 40 years of experience in the audit and consulting industries. He has dealt extensively with multinational corporate boards and senior management teams on key strategic issues, external auditors and consultants. Most recently, Mr. O’Donnell served as a Founding Managing Director of Protiviti, Inc., a global business consulting and internal audit firm specializing in risk, advisory and transaction services. Previously, Mr. O’Donnell spent 33 years at Arthur Andersen LLP, occupying numerous senior level positions in risk consulting, audit services and the energy industry program. The Board concluded that Mr. O’Donnell should serve on the Board due to his extensive financial, audit, and consulting experience, as well as his knowledge in working with public company boards of directors, audit committees and other sub-committees.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Each of Unitek’s directors, officers and employees, including its Chief Executive Officer and its senior financial and accounting executives, are required to comply with its Code of Business Conduct and Ethics (the “Code”).  The Code sets forth policies covering a broad range of subjects and requires strict adherence to laws and regulations applicable to the Company’s business.  The Code is available on Unitek’s website at www.unitekglobalservices.com under the “Investor Relations, Corporate Governance” headings.  A copy of the Company’s Code may also be obtained, without charge, by any person upon written request directed to the Corporate Secretary of the Company at 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422.  The Company will post to its website any amendments to the Code, or waiver from its provisions for principal executive officers or directors, under the “Investor Relations, Corporate Governance” headings.

Director Independence

The Board has conducted a review of the independence of the directors under the standards for independence established by the NASDAQ Stock Market LLC.  During this review, the Board considered any transactions and relationships between a director or member of that director’s immediate family and the Company and its subsidiaries and affiliates.  The Board also examined any transactions and relationships between directors or their affiliates and members of Unitek’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. The Board, in applying the above-referenced standards, has affirmatively determined that, except for Rocco Romanella, Chief Executive Officer of Unitek, each of the directors, including the director up for re-election at the 2013 Annual Meeting of Stockholders, is independent.

Executive Sessions

The Board of Directors meets at least twice annually in an executive session of the independent directors of the Board.  Mr. O’Donnell, the independent Chairman of the Board, presides over the executive sessions of the independent directors.

Board Leadership Structure

The current structure of the Board is of a separate chief executive officer and chairman of the Board.  The Board believes this is the most appropriate structure for the Company at this time as it recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the chairman of the Board.  All of our directors take active and substantial roles in the activities of our Board at the full Board meetings. The Board believes that this open structure facilitates a sense of responsibility among our directors, and facilitates active and effective oversight by the independent directors of the Company’s operations and strategic initiatives, including the risks that may be attendant thereto. Directors are able to propose items for Board meeting agendas. Additionally, the Board meetings include time for discussion of items not on the formal agenda.

In October 2013, the Board of Directors adopted a resolution reducing the size of the Board of Directors to seven members effective as of the Annual Meeting.  Subsequent to the Annual Meeting, our Board will be comprised of seven directors, six of which are independent, non-management directors.  Each of the directors is a sophisticated and seasoned business person experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his field. For additional information about the backgrounds and qualifications of our directors, see “Proposal 1 — Election of Directors.”

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory and strategic risks.  Management reports regularly to the full Board, which also considers the Company’s risk factors. The Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management’s implementation of those initiatives.

In its risk oversight capacity, the Board and the Audit Committee engage in various practices, including, without limitation:

•                               review and consideration of reports from and information provided by management to the Board and its committees on topics relating to the risks that the Company faces, including, without limitation, the conditions in markets in which the Company operates or is considering operating, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against the Company and various other matters relating to the Company’s business;

•                               the required approval by the Board or the applicable committee of the Board of significant transactions and other decisions, including, among others, corporate acquisitions and new borrowings;

•                               the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating and Corporate Governance Committees; and

•                               review and consideration of reports from and information provided by the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal control over financial reporting and the Company’s compensation practices.

While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and our Board leadership structure supports this approach.

Communicating with Stockholders

Unitek provides the opportunity for stockholders to communicate with the members of the Board. Communications should be sent to the attention of the Chair, Audit Committee; Chair, Compensation Committee; or Chair, Nominating and Corporate Governance Committee or to the independent directors as a group to the Independent Directors, each c/o the Corporate Secretary of the Company at the address appearing on the notice accompanying this Proxy Statement.

All communications received in accordance with this process will be reviewed by the Company’s management to determine whether the communication requires immediate action.  Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Stockholder Nominations for Directors

Stockholder nominations for election to the Board of Directors should be sent to the attention of the Corporate Secretary of the Company at the address appearing on the notice accompanying this Proxy Statement, describe the nominee’s qualifications and be accompanied by the nominee’s written statement of willingness and affirmative desire to serve representing the interest of all stockholders. Stockholders may also make nominations directly by following the procedure specified in the Company’s Amended and Restated Bylaws.  Under this procedure, nominations for election to the Board of Directors at the 2014 Annual Meeting of Stockholders must be received by the Company at its principal executive offices between August 7, 2014 and September 6, 2014.

Nominees proposed by stockholders will be considered using the same criteria and in the same manner utilized by the Nominating and Corporate Governance Committee of the Board of Directors in considering all nominees for election to the Board.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

During the fiscal year ended December 31, 2012, 12 meetings of the Board of Directors were held. In addition, an aggregate of 26 meetings of the committees of the Board of Directors were held in that period. During 2012, no incumbent director attended less than 75% of the regularly scheduled and special meetings of the Board and its committees on which he served. While Unitek does not have a formal, written attendance policy requiring directors to attend the Annual Meeting of Stockholders, the Board of Directors strongly encourages all directors to attend the Annual Meeting. Six of the seven directors then in office attended the 2012 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has three standing committees.  Each committee operates pursuant to a charter approved by the Board of Directors, copies of which are available on the Company’s website at www.unitekglobalservices.com under the “Investor Relations, Corporate Governance” headings or upon written request to the Corporate Secretary of the Company at 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422.

Audit Committee

Members:  Mr. Montelongo (Chair); Mr. Dailey and Mr. Hopkin

The Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) under the Securities Act of 1934, as amended (“Exchange Act”).  The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate as required by the applicable NASDAQ Listing Standards.  In addition, the Board of Directors has determined that Mr. Montelongo is the “audit committee financial expert” within the meaning stipulated by the rules of the Securities and Exchange Commission (“SEC”).  During fiscal year 2012, the Audit Committee held 10 meetings.

The Audit Committee’s responsibilities are discussed in the charter, which include, among other duties, the responsibility to:

•	oversee the integrity of the financial statements and monitor the performance of the internal audit function;

•	provide an avenue of open communications among the independent registered public accounting firm, Company management and the Board of Directors;
•	appoint, compensate, retain and monitor the independence and performance of the independent registered public accounting firm;
•	review and discuss with the independent registered public accounting firm and financial management the scope of the audit;
•

hold meetings periodically with the independent registered public accounting firm, the internal audit function and management to review and consider the adequacy and effectiveness of financial reporting, internal controls and risk assessment;

•	review consolidated financial statements and disclosures and critical accounting policies and practices;
•	review and advise the Board of Directors on potential conflicts of interest regarding the Company and its officers and directors; and
•	oversee compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics.

Nominating and Corporate Governance Committee

Members:  Mr. O’Donnell (Chair); Mr. Dailey and Mr. MacDonald.

During fiscal year 2012, the Nominating and Corporate Governance Committee held two meetings.  Each member of the Nominating and Corporate Governance Committee is “independent” as affirmatively determined by the Board of Directors pursuant to the applicable NASDAQ Listing Standards.  The Nominating and Corporate Governance Committee’s responsibilities are discussed in detail in the charter, which include, among other duties, the responsibility to:

•

identify individuals qualified to serve as members of the Board consistent with criteria approved by the Board and recommend to the Board the director nominees for election (or re-election, in the case of current Board members) to the Board and its committees;

•	develop and periodically review the Company’s Corporate Governance Guidelines and recommend any changes thereto to the Board for approval;
•	oversee an annual evaluation of the Board, it members and all committees of the Board; and
•	oversee the establishment of the Board’s policies and procedures for stockholder communications with the Board.

Compensation Committee

Members:  Mr. Stott (Chair); Mr. MacDonald and Mr. Sperry

During fiscal year 2012, the Compensation Committee held 14 meetings.  The Compensation Committee is composed entirely of “outside directors” within the meaning of the regulations of Section 162(m) of the Internal Revenue Code of 1986, as amended, “non-employee directors” under SEC Rule 16b-3 and “independent” directors as affirmatively determined by the Board of Directors pursuant to the applicable NASDAQ Listing Standards.

The Compensation Committee’s responsibilities, discussed in detail in the charter, include, among other duties, the responsibility to:

•	establish and periodically review the Company’s compensation philosophy and adequacy of compensation plans and programs for executive officers and other Company employees;
•	establish compensation arrangements and incentive goals for executive officers;
•

review and recommend to the Board the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer (“CEO” ) and, if relevant, the Executive Chairman of the Board;

•	establish corporate goals and objectives relevant to compensation of the CEO and evaluate the CEO’s performance in light of these goals and objectives;

•	evaluate and recommend to the Board the appropriate level of compensation for non-employee directors; and
•	monitor the Company’s cash bonus and equity-based compensation plans and health and welfare plans and discharge the duties imposed on the Compensation Committee by the terms of those plans.

Compensation decisions for the Chief Executive Officer and all other executive officers are reviewed and determined by the Compensation Committee.  Compensation recommendations for the Chief Executive Officer and Non-Executive Chairman of the Board are subject to ratification by the Board of Directors.  The Compensation Committee relies upon the Company’s executive officers and compensation consultants in order to assist the Compensation Committee in performing its duties.

The Compensation Committee has authority under its charter to retain, approve fees for and terminate consulting firms, independent counsel or other advisors.  In this regard, during 2012 the Compensation Committee engaged Mercer, a global leader in human resources consulting, to assist it in making compensation decisions.

With regard to director compensation, the Compensation Committee is responsible for reviewing and recommending to the Board compensation, equity-based plans and benefits programs for the non-employee directors.  During 2012, the Compensation Committee retained Mercer to review the Company’s director compensation and to provide the Compensation Committee with information regarding director compensation at comparable companies in order to identify market practices.

With regard to the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee will review and consider the recommendation of the Company’s Chief Executive Officer as to the form and amount of compensation.  The Chief Executive Officer generally obtains the assistance of the Company’s management and any compensation consultant in formulating these recommendations.

The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of the Company’s management.  The Chair will generally coordinate with management and/or outside counsel or any compensation consultants prior to meetings to obtain their assistance as described above, including the preparation and distribution of materials for review by the members of the Compensation Committee.  At meetings of the Compensation Committee, the Compensation Committee usually conducts a portion of the meetings in executive session.  The Compensation Committee’s Chair reports the Compensation Committee’s recommendations on executive compensation to the Board.

COMPENSATION OF DIRECTORS

The Company’s director compensation policy for non-employee directors is set forth below:

•	$2,500 for each Board meeting attended in person;
•	$1,500 for each Board meeting attended by telephone;
•	$1,000 for each Audit Committee meeting attended;
•	$500 for each Compensation Committee and Nominating and Corporate Governance meeting attended;
•	an annual cash retainer fee of $50,000 and the additional annual retainer fees as set forth below;
•	$60,000 in equivalent value of Restricted Stock Units (“RSUs”) as described in the narrative below;
•	$7,500 for the Chair of the Audit Committee; and
•	$5,000 for the Chair of the Compensation Committee and the Chair of the Nominating and Corporate Governance Committee.

The Company’s director compensation policy for Non-Executive Chair of the Board is set forth below:

•	meeting fees as set forth above;
•	an annual cash retainer fee of $100,000; and
•	$120,000 in equivalent value of RSUs as described in the narrative below.

Director Compensation Table

The following table shows the compensation paid to or earned by each non-employee director for the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Michael F. O’Donnell(2)	$354,500	$160,000	$—	$514,500
Mark S. Dailey C. Scott Hisey(3)	86,000	60,000	—	146,000
Daniel Hopkin	92,500	60,000	—	152,500
Dean MacDonald	79,000	60,000	—	139,000
Michael Montelongo	95,023	60,000	—	155,023
Robert W. Sperry(4)	39,000	60,000	—	99,000
Robert F. Stott	83,000	60,000	—	143,000
Peter Brodsky(5)	29,500	60,000	—	89,500
Richard Siber(6)	52,000	60,000	41,500	153,500

(1)

The amounts in this column represent the aggregate grant date fair value of the RSUs calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 regarding share-based payments.

(2)

For his service as Chairman of the Board during 2012, in addition to fees for certain committee meetings attended, Mr. O’Donnell received a cash payment of $250,000; $100,000 in the form of RSUs that vested on December 31, 2012; $50,000 in cash paid upon the hiring of the Company’s Chief Executive Officer and $50,000 in cash on December 31, 2012.

(3)

Mr. Hisey served as a director during the time he also served as the Chief Executive Officer of the Company from December 1, 2010 to January 10, 2012. Subsequent to January 10, 2012, Mr. Hisey continued to serve as a director until November 30, 2012. Mr. Hisey’s compensation as a non-employee director is listed in the Summary Compensation Table below.

(4)	Mr. Sperry was appointed as director effective April 3, 2012.
(5)	Mr. Brodsky resigned from the Board effective March 29, 2012.
(6)

Mr. Siber resigned from the Board effective May 22, 2012. In connection with his resignation, the Board approved continuing to compensate Mr. Siber for 2012 as if he was a Board member in full attendance at all meetings through the end of 2012. The compensation received by Mr. Siber pursuant to that arrangement is reflected under “All Other Compensation.”

As stated above, each non-employee director is granted $60,000 in equivalent value of RSUs under the Company’s 2009 Omnibus Equity and Incentive Compensation Plan and the non-executive chair is granted $120,000 in equivalent value of RSUs.  The RSUs are valued on the date of the grant.  In April 2012, the Board determined that all of the RSUs that were granted in 2011 vested immediately and that the RSUs granted in 2012 would vest in nine equal installments on the last day of each calendar month in 2012 beginning in April 2012 and ending in December 2012.  RSUs granted in 2013 and future years vest quarterly in equal installments and shares of common stock are issued within 30 days after the last vesting date during such calendar year.

In February 2012, the Compensation Committee recommended and the Board approved compensation for a CEO Search Committee.  The approved compensation consisted of a $5,000 stipend for each member (with the exception of the Board Chair) for a three-month period of work. If the CEO Search Committee was still meeting regularly, the Compensation Committee would review the need for additional compensation.  In June 2012, in light of the extensive time and effort undertaken by the CEO Search Committee, the Compensation Committee recommended, and the Board approved, an increase in compensation to $10,000 (except for the Board Chair).  The Compensation Committee recommended, and the Board approved, additional compensation for the Non-Executive Chairman as follows:  (i) $50,000 payable upon the hiring of a permanent CEO of the Company and (ii) an additional $50,000 on December 31, 2012 provided the Non-Executive Chairman has updated the other members of the Board at least every other week regarding the operations of the Company.

In September 2013, the Board of Directors approved a one-time payment of $34,000 to Mr. O’Donnell, the Non-Executive Chairman, in recognition of his extensive work during the Company’s restatement process relating to the filing of its 2012 Form 10-K.  In September 2013, the Board of Directors also approved a one-time payment of $20,000 to Messrs. Montelongo and Hopkin in recognition of their exceptional efforts in connection with the investigation by the Audit Committee, the restatement of the Company’s financial statements and the filing of the Company’s 2012 Form 10-K.

As described more fully in the Executive Compensation section, the Company also allows directors to participate in a deferred compensation program.

EXECUTIVE OFFICERS

Information about the Current Executive Officers (Not Also a Director)

James Brennan (age 66) – Mr. Brennan is the Vice President, Controller, a position he has held since July 2013.  Prior to joining Unitek, Mr. Brennan was a consultant for the Company since April 2013.  From March 2006 to December 2011, Mr. Brennan was at MedQuist Inc. as the Vice President, Controller, Treasurer and Principal Financial Officer.

Donald W. Gately (age 57) – Mr. Gately is the Chief Operating Officer, a position he has held since December 2012.  From March 2010 to November 2010, Mr. Gately was Vice President for Residential and Retail Channel for The UPS Stores, Inc.  From January 2006 to February 2010, Mr. Gately was Vice President of UPS’s Central Florida District.

Andrew Herning (age 42) – Mr. Herning is the Chief Financial Officer, a position he has held since June 2013.  Prior to joining the Company, Mr. Herning was employed by AS America, Inc. (American Standard Brands) as Interim Chief Financial Officer during 2012; Vice President of Finance – Fixtures from 2009 to 2011; Senior Director of Finance – Chinaware from 2007 to 2009; and Global Controller of the Bath & Kitchen division of American Standard Companies from 2004 to 2007.  Prior to joining American Standard Companies, Mr. Herning was a Senior Manager with KPMG LLP and Arthur Andersen LLP.

Stanley G. Jones (age 59) – Mr. Jones is Senior Vice President of Sales and Marketing, a position he has held since November 2012. Prior to joining the Company, Mr. Jones was employed by Target Corporation from September 2010 to August 2012 as Executive Team Leader of logistics. From August 2004 to November 2009, Mr. Jones was employed by FedEx Corporation as a delivery/pick-up driver.

Glorminda McAllister (age 42) - Ms. McAllister is the Chief Information Officer, a position she has held since March 2013. Prior to joining the Company, Ms. McAllister was employed by The UPS Store, Inc. from October 2001 to February 2013 where she was the Vice President of Technology from December 2009 to February 2013 and the Technology Staff Manager from January 2005 to December 2009.

Kathleen McCarthy (age 56) – Ms. McCarthy is the Vice President, General Counsel and Corporate Secretary, a position she has held since April 2013.  Prior to joining the Company, Ms. McCarthy was the General Counsel, Corporate Secretary at Ulticom, Inc., a provider of network signaling solutions for use in the communications industry, from 2007 to 2011.

Shannon D. Schell (age 45) – Mr. Schell is the Senior Vice President of Engineering, a position he has held since November 2012. Prior to joining the Company, Mr. Schell was the Chief Operating Officer for SWI Group, a world leader in the watch industry, from February 2011 to May 2012.  From June 2010 to September 2010, Mr. Schell was the Vice President of Logistics for TUI Lifestyle, a high-end furniture and design company.  From September 1989 to April 2010 he was employed by UPS, with his last position as Director of Engineering – Florida.

Carole Dalton Slover, (age 46) – Ms. Slover is the Senior Vice President of Human Resources, a position she has held since July 2012. From June 2005 to February 2012, Ms. Slover was employed by Yell Adworks as Vice President of Human Resources.

Daniel Yannantuono (age 40) – Mr. Yannantuono is the President of our DirectSat USA subsidiary, a role he assumed in January 2007. Mr. Yannantuono was the Co-Manager of the Interim Office of the CEO from January to July 2012.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents the compensation paid to or earned by the Company’s (i) persons who served as the Company’s President and Chief Executive Officers (Messrs. Romanella, Hisey, Lejman and Yannantuono); (ii) its next two highest compensated executive officers (Messrs. Hall and McClelland); and (iii) the next two officers who would have been included in the next two highest compensated officers referenced in clause (ii) if they had remained with the Company as of the end of the fiscal year (Ms. Downey and Mr. Snell) (collectively, the “named executive officers”) for the years ended December 31, 2012 and 2011:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Rocco Romanella, Chief Executive Officer(2)(3)	2012	$181,539	$500,000	$499,998	$	$8,743	$1,190,280
	2011	—	—	—	—	—	—

Ronald J. Lejman, Former Chief Financial Officer(4)	2012	360,500	350,000	144,204	250,000	55,318	1,160,022
	2011	350,000	381,592	588,750	—	40,999	1,361,341

Daniel Yannantuono, President of DirectSat USA(3)(5)	2012	360,500	500,000	144,204	150,000	36,355	1,191,059
	2011	350,000	285,000	841,074	—	40,672	1,516,746

C. Scott Hisey, Former Chief Executive Officer(6)	2012	39,063	31,293	60,000	—	1,036,421	1,166,777
	2011	450,000	594,092	1,682,148	—	39,916	2,766,156

Kevin McClelland, Former Chief Accounting Officer and Corporate Controller (7)	2012	301,058	100,000	38,002	100,000	21,755	560,815
	2011	275,000	226,023	134,574	—	16,685	652,282

Kyle M. Hall, Former General Counsel and Secretary(8)	2012	283,250	—	56,640	187,000	32,310	559,200
	2011	275,000	226,273	84,111	—	26,680	612,064

Elizabeth Downey, Former Chief Administrative Officer(9)	2012	214,392	300,000	129,453	137,158	89,144	870,147
	2011	317,308	190,000	504,648	—	34,788	1,046,744

Norman Snell, Former Chief Information Officer(10)	2012	293,532	100,000	83,944	200,000	10,353	687,829
	2011	275,000	190,000	235,500	—	29,680	730,180

(1)         Includes awards that contain performance-based vesting conditions. The amounts above represent the aggregate grant date fair value of the restricted stock calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 regarding share-based payments. Assumptions used in the calculation of this amount are included in Note 16 (under the heading “Stock-based Compensation”) to the Company’s audited consolidated financial statements included in its 2012 Form 10-K. The value of these awards at the grant date, assuming that the highest level of performance conditions was achieved is as follows: Mr. Lejman - $15,363; Mr. Yannantuano - $15,363; Mr. McClelland - $4,048; Mr. Hall - $6,034; Ms. Downey - $8,779; and Mr. Snell - $6,036. In

July 2013, Mr. Romanella received a grant of 192,307 restricted shares that are subject to service-based vesting in four equal installments on the dates that are 6, 12, 18 and 24 months following the grant date.

(2)         Mr. Romanella’s other compensation for 2012 includes an automobile allowance and company-provided fuel totaling $6,601 and preferential health and welfare benefits of $2,142. Mr. Romanella joined the Company on July 16, 2012.

(3)         Includes a cash award made under Unitek’s Senior Executive Compensation Plan in which the Compensation Committee exercised discretion.  See description under “Short-Term Incentive” below.  The amount for Mr. Romanella also includes a signing bonus of $100,000.  The amount for Mr. Yannantuono also includes a retention bonus of $350,000.

(4)         Mr. Lejman’s other compensation for 2012 and 2011 includes the use of a company-owned vehicle and related fuel and maintenance costs totaling $22,307 and $17,553, respectively, matching contributions under the Company’s deferred compensation plan of $28,339 and $18,774, respectively, and preferential health and welfare benefits of $4,672 for each year. Mr. Lejman was terminated on April 12, 2013.

(5)         Mr. Yannantuono’s other compensation for 2012 and 2011 includes the use of a company-owned vehicle and related fuel and maintenance costs totaling $20,880 and $25,298, respectively, matching contributions under the Company’s deferred compensation plan of $10,803 and $10,702, respectively, and preferential health and welfare benefits of $4,672 for each year.

(6)         Mr. Hisey’s other compensation for 2012 includes severance payments of $923,850 and compensation for his service on the Company’s Board of Directors which included $67,500 of fees earned or paid in cash and share awards valued at $60,000, partially offset by the forfeiture of matching contributions under the Company’s deferred compensation plan of $14,929. Mr. Hisey’s other compensation for 2011 includes the use of Company-owned vehicle and related fuel and maintenance costs totaling $21,484, matching contributions under the Company’s deferred compensation plan of $13,760 and preferential health and welfare benefits of $4,672. Mr. Hisey resigned as Chief Executive Officer on January 10, 2012 but remained a director until November 30, 2012 when he resigned from the Board.

(7)         Mr. McClelland’s other compensation for 2012 and 2011 includes matching contributions under the Company’s deferred compensation plan of $17,083 and $12,013, respectively and preferential health and welfare benefits of $4,672 for each year. Mr. McClelland was terminated on April 12, 2013.

(8)         Mr. Hall’s other compensation for 2012 and 2011 includes $13,800 and $9,200, respectively, representing the value of company-provided housing, the use of Company-owned vehicle and related fuel and maintenance costs totaling $5,348 and $4,400, respectively, matching contributions under the Company’s deferred compensation plan of $8,490 and $8,408, respectively, and preferential health and welfare benefits of $4,672 for each year. Mr. Hall resigned effective March 1, 2013.

(9)         Ms. Downey’s other compensation for 2012 includes an automobile allowance and company-provided fuel totaling of $13,410, severance payments of $83,192 and preferential health and welfare benefits of $3,699, partially offset by the forfeiture of matching contributions under the Company’s deferred compensation plan of $11,157. Ms. Downey’s other compensation for 2011 includes an automobile allowance of $20,354, matching contributions under the Company’s deferred compensation plan of $9,762 and preferential health and welfare benefits of $4,672. Ms. Downey resigned effective September 7, 2012.

(10)  Mr. Snell’s other compensation for 2012 and 2011 includes $13,800 and $9,200, respectively, representing the value of company-provided housing, the use of Company-owned vehicle and related fuel and maintenance costs totaling $4,558 and $4,400, respectively, and preferential health and welfare benefits of $4,477 and $4,672, respectively. With respect to the Company’s deferred compensation plan, Mr. Snell’s 2012 compensation was partially offset by the forfeiture of matching contributions of $12,482, and Mr. Snell’s 2011 compensation includes matching contributions of $11,408. Mr. Snell resigned effective November 14, 2012.

Senior Executive Compensation Plan

On April 3, 2012, the Board of Directors, upon the recommendation of the Compensation Committee of the Board approved the Senior Executive Compensation Plan (“Plan”), pursuant to which members of Company senior management (including the Company’s Named Executive Officers) were to be compensated for their service in 2012 and, unless the Plan is revised, in future years. The Plan is administered by the Compensation Committee, which may delegate responsibilities to Company officers as it deems appropriate.

The objectives of the Plan are to (i) align the compensation of executive management to key financial drivers; (ii) provide variable pay opportunities and targeted total cash compensation that is competitive within the Company’s labor markets; (iii) increase the competitiveness of executive pay without increasing fixed costs, making bonus payments contingent upon organizational and individual success; and (iv) create internal consistency and standard guidelines among the executive peer group. In achieving these objectives, the Plan is intended to enhance stockholder value by promoting a connection between the performance of the Company and the compensation of executive personnel of the Company. Payments pursuant to the Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Participants in the Plan will receive incentive compensation opportunities (both short term and long term) based on either or both of Company and individual performance. Company performance shall be determined based on the Company’s ability to meet or exceed annual “Corporate Goals” as approved by the Board, while individual performance shall be determined based on the Participant’s ability to meet or exceed annual “Individual Goals” approved by the Committee.

There are three compensation components under the Plan:

Base Compensation — Of the eight named executive officers listed in the Summary Compensation Table, only two of the named executive officers (Messrs. Romanella and Yannantuono) are currently employed at the Company. Both Messrs. Romanella and Yannantuono have employment agreements with the Company and their base salary is set by their respective employment agreements.  With respect to other senior executives, in January 2012, the Compensation Committee recommended and the Board approved a 3% increase in base salaries. In December 2012, it was determined that base salaries would not increase for 2013. In September 2013, the Board of Directors granted Mr. Romanella an increase in his base salary of $100,000 to a base salary of $500,000 in recognition of his substantial efforts and strong performance during the last year, which increase would bring his base salary in alignment with other CEOs of comparable companies.

Short Term Incentive (STI) — Pursuant to the STI, annual target amounts payable are to be set in advance, as a percentage of the Participant’s base salary, based on the achievement of either or both of Company Goals and Individual Goals. At the time the actual amount payable is determined, each participant may elect to receive payment either in 100% cash or in the form of 50% cash and 50% service-based restricted stock, which shall vest in equal annual installments on the first three anniversaries of the date of election. In the event the Participant chooses the second option, he or she will receive shares of restricted stock, in lieu of the cash amount foregone, at a slight discount to the market price of the Company’s common stock on the date of election.

In December 2012, the Compensation Committee recommended, and the Board approved, the payment of the 2012 bonuses in two portions, in accordance with past company policy; 50% in December 2012 with the remainder in the first quarter of 2013 following finalization of the financial statements for 2012. The authorized payouts were related to the officers’ achievements and ranged from 70% to 100% of target.  The target was based on EBITDA of $50 million, adjusted for unusual events.  Except for Mr. Romanella who agreed to defer 100% of his bonus until finalization of the financial statements, one-half of the bonuses were paid in December 2012; the remaining one-half were to be paid upon finalization of the financial statements for 2012.  In August 2013, the Committee recommended, and the Board approved, the use of its discretion to adjust the EBITDA target for the remaining portion of the 2012 bonus.  The bonus was paid at a range of 70% of 100% of target to Messrs. Romanella, Perkins and Yannantuono and Ms. Slover because of the difficult circumstances that had occurred in finalizing the 2012 financial statements with Mr. Romanella receiving his full target bonus of $400,000 because he had not received any portion of his bonus in December 2012 and Mr. Yannantuono receiving the second-half of his $300,000 target bonus because he had received one-half of his bonus in December 2012.

On the basis of the Compensation Committee’s recommendation, in December 2012, the Board determined that beginning in 2013, future bonuses for each year would all be payable in the first quarter of the following year following finalization of the financial statements for the year for which the bonus is being paid.  In September, 2013, the Compensation Committee recommended, and the Board approved, the performance measure for 2013 based on the Adjusted EBITDA amount in the Company’s Operating Plan, provided the Company was in compliance with its debt covenants, adjusted for unusual events.  The individual targets range from 70% to 100% of base salary.

Long Term Incentive (LTI) — Under the LTI, each Participant receives an annual target grant of RSUs, valued as a percentage of the Participant’s base salary, that consist 50% of time-vested RSUs that vest in equal annual installments on the first four anniversaries of the date of grant, and 50% of performance-vested RSUs that vest at the end of a three-year period following the date of grant, based upon the achievement of annual performance conditions established by the Committee during the grant period (the “RSU grant”). The number of performance-vested RSUs ultimately earned will vary based on achievement with respect to the established performance targets, as measured at the end of the three-year vesting period. In this regard, if achievement of the target goal is at less than 90%, no performance-based RSUs will be earned. If achievement is between 90% and 100% of target, then the number of RSUs earned will be prorated from 50% (at 90% achievement) to 100% (at 100% achievement) of the initial grant. If achievement is over 100% of target, then the number of RSUs earned will be increased commensurate with the percentage of achievement over target, with a maximum award of 150% of the initial grant.

In April 2012, the Compensation Committee recommended and the Board of Directors approved a 2012 RSU Grant.  The performance target for the 2012 fiscal year was EBITDA of $50 million. The Board retained discretion to include in the determination of the achievement of EBITDA the impact of unanticipated events not reflected in the approved budget.  In September 2013, the Compensation Committee and the Board of Directors determined that the 2012 performance did not meet the required performance measure.

In December 2012, the Compensation Committee recommended and the board approved RSU Grants on January 2, 2013 to the executive officers ranging in target value from $50,000 to $400,000 (CEO). 50% of the award consists of time-based RSUs that vest 25% on each of the first, second, third and fourth anniversaries of the grant date. The remaining 50% are performance-based shares that, as described above, are based on an annual performance target tied to the achievement of the Adjusted EBITDA amount in the Company’s Operating Plan, provided the Company was in compliance with its debt covenants, adjusted for unusual events.

Retirement and Other Benefits

The Company’s 401(k) Plan is offered as a means to save for the future while deferring current tax liability. Our executives may participate in the plan but, in general, their contributions are limited under current rules affecting highly compensated employees. The basics of the plan are (i) employee can contribute up to 90% of his/her annual salary or the specific maximum which is determined annually by the IRS, (ii) eligible Employees over the age of 50 who meet certain IRS requirements may also contribute an additional amount to the plan as a “catch-up” contribution, (iii) enrollment in the plan is accepted quarterly, (iv) the plan currently has an employer match and (v) the plan is subject to change at any time at the sole discretion of the Company. The plan did not have an employer match during 2012.

The Company also allows certain executives and directors to participate in a deferred compensation program. The Deferred Compensation program was approved for participation in January 2011. The object of the program was to create a long-term, pre-tax incentive program to augment the 401(k) plan, but have a company contribution and vesting period to retain key executives. General plan terms are as follows (i) 3% maximum company match on 6% executive pre-tax contributions, (ii) Board of Directors discretionary match of an additional 10% of base salary maximum, (iii) employee discretionary contributions pre-tax up to 80% of base salary and 100% bonus compensation, (iv) distribution schedule to be defined each year subject to vesting restrictions and (v) three year vesting for Company contributions of each plan year. In connection with the Deferred Compensation program, in January 2011, the Company entered into a Rabbi Trust Agreement for the benefit of the participants for certain events.

Other 2012 Compensation

In early 2012, the Company entered into retention agreements with Messrs. Lejman, Yannantuono, McClelland, Perkins and Snell and Ms. Downey pursuant to which they were entitled to receive cash payments of $350,000, $350,000, $100,000, $100,000, $100,000 and $300,000, respectively, payable upon the earlier of (a) January 11, 2013 and (b) the date that was sixty (60) days after the date on which a permanent Chief Executive Officer was hired by the Company. The recipients received these payments in October 2012, except for Ms. Downey who received the payment in September 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information about outstanding equity awards held by each of the named executive officers as of December 31, 2012:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options(1)		Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable	Price(1)	Date(1)	Vested(2)	Vested	Vested(3)	Vested

Rocco Romanella	—	—	$—	—	192,307	$696,151	$—	$—

Ronald J. Lejman	4,286	—	9.42	10/1/08	55,725	201,725	15,362	55,610

Daniel Yannantuono	726	—	140.00	9/26/17	66,439	240,509	15,362	55,610
	5,239	—	9.42	9/27/17	—	—	—	—
	1,165	—	9.42	6/1/18	—	—	—	—
	108	—	9.42	11/15/19	—	—	—	—

C. Scott Hisey	3,907	—	140.00	9/26/17	—	—	—	—

Kevin McClelland	322	—	9.42	1/1/19	13,811	49,996	4,048	14,654
	215	—	9.42	11/15/19	—	—	—	—

Kyle M. Hall	—	—	—	—	15,640	56,617	6,034	21,843

Elizabeth Downey	90	—	140.00	9/26/17	—	—	—	—

Norman Snell	5,239	—	9.42	1/13/13	—	—	—	—
	363	—	140.00	9/26/17	—	—	—	—

(1)          Includes warrants at an exercise price of $140.00 per share and options at an exercise price of $9.42 per share.

(2)          Consists of the following time-vested shares of units of stock that have not vested:

Name	RSUs Granted 1/10/11	RSUs Granted 4/3/12	Restricted Shares Granted 7/16/12	Total

Rocco Romanella	—	—	192,307	192,307

Ronald J. Lejman	25,000	30,725	—	55,725

Daniel Yannantuono	35,714	30,725	—	66,439

Kevin McClelland	5,714	8,097	—	13,811

Kyle M. Hall	3,572	12,068	—	15,640

The outstanding RSUs that were granted on January 10, 2011 will vest 50% each on July 1, 2013 and July 1, 2014. The outstanding RSUs that were granted on April 3, 2012 will vest 25% on April 3, 2013 and each of the three anniversaries following April 3, 2013. The outstanding restricted shares that were granted on July 16, 2012 will vest 25% each on January 16, 2013, July 16, 2013, January 16, 2014 and July 16, 2014.

(3)          Consists of performance-vested RSUs granted on April 3, 2012 that become vested at the end of a three-year performance period following the date of grant, based upon the achievement of performance targets as more fully described in the “Senior Executive Compensation- Long Term Incentive” section above. The value of these RSUs is shown assuming threshold achievement of performance targets.

Employment Agreements

Rocco Romanella

On July 16, 2012, Mr. Romanella entered into an agreement to become the Chief Executive Officer of the Company (the “Agreement”). The term of the Agreement is one year with an automatic renewal on a year-to-year basis unless one party gives the other party written notice of intent not to renew the Agreement at least sixty days before the expiration of the then term.

Under the Agreement, Mr. Romanella receives an annual base salary of $400,000, which was prorated for the remainder of 2012. He is eligible to receive annual incentive compensation of up to one times his base salary, provided that for 2012, he is eligible to receive a target bonus of two times the pro-rated portion of his base salary payable for service in 2012, to be earned based on the achievement of certain financial and operational targets as determined by the Board of Directors of the Company and its Compensation Committee. Any such Bonus earned shall be paid by the Company to Mr. Romanella in accordance with the terms of the applicable incentive bonus program. Beginning in 2013, Mr. Romanella was eligible to participate in long-term cash and equity incentive programs established by the Company for its senior level executives generally, at levels determined by the Board, with target long-term incentive compensation equal to one times his base salary. Mr. Romanella also received a one-time signing bonus of $100,000, a relocation allowance of up to $25,000 and an automobile allowance equal to $1,000 per month.

In addition, Mr. Romanella was granted 192,307 restricted shares of the common stock of the Company, which are subject to service-based vesting in four equal annual installments on the dates that are 6, 12, 18 and 24 months following the grant date, subject to automatic acceleration upon the occurrence of a Change of Control as defined in the Company’s 2009 Omnibus Equity and Incentive Compensation Plan.

In the event Mr. Romanella is terminated without Cause (as defined in the Agreement) or terminates his employment for Good Reason (as defined in the Agreement), Mr. Romanella shall be entitled to a severance amount equal to one times his Base Salary (at the salary then in effect) plus one times his Bonus for the calendar year prior to the calendar year in which his termination occurs.

Daniel Yannantuono

On December 1, 2010, Mr. Yannantuono entered into an Amended and Restated Employment Agreement with the Company (the “Yannantuono Agreement”). The Yannantuono Agreement provides that Mr. Yannantuono shall receive an initial base salary of $350,000 and an incentive target bonus of $300,000 per calendar year of which (A) 50% shall be conditioned upon the achievement of annual budget that is (i) developed by the Company and Mr. Yannantuono and (ii) approved by the Board or an appropriate committee thereof and (B) 50% based on discretion of the Board or such committee thereof. The term of the Yannantuono Agreement is for 3 years with an automatic renewal on a year-to-year basis. If (i) Mr. Yannantuono is terminated without Cause (as defined in the Yannantuono Agreement); Mr. Yannantuono terminates his employment for Good Reason (as defined in the Yannantuono Agreement); or (iii) the Yannantuono Agreement is not renewed by the Company, Mr. Yannantuono shall be entitled to a severance amount equal to one times his Base Salary (at the salary then in effect) plus a bonus consistent with such operational and financial milestones are being achieved at the time of termination. In addition, any outstanding equity awards will vest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of October 15, 2013, unless otherwise noted, by (i) each person who is known to the Company to beneficially own more than five percent of the Company’s common stock, (ii) each of the Company’s current directors, (iii) each of the named executive officers in the Summary Compensation Table, and (iv) the named executive officers, current executive officers and directors as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Shares

UniTek Interposed LP c/o HMK GP LP 200 Crescent Court, Suite 1600 Dallas, Texas 75201	4,686,196 (4)	24.7%

Skylink LTD. 700 Rockwell Avenue Findlay, Ohio 45840	3,715,915 (5)	16.4%

John Randall Waterfield 140 Broadway, 46th Floor New York, New York 10005	1,155,860 (6)	6.1%

Eubel Brady & Suttman Asset Management, Inc. 7777 Washington Village Dr. Suite 210 Dayton, Ohio 45459	982,707 (7)	5.2%

New Mountain Finance Holdings, L.L.C. 787 7th Avenue New York, New York 10019	1,014,451 (8)	5.1%

David Sandberg Red Oak Partners, LLC 304 Park Avenue South, 11th Floor New York, New York 10010	945,000 (9)	5.0%

Michael F. O’Donnell, Director and Chairman of the Board	70,971 (10)	*

Mark S. Dailey, Director	31,420 (11)	*

Daniel Hopkin, Director	26,491 (12)	*

Dean MacDonald, Director	88,926 (13)	*

Michael Montelongo, Director	27,237 (14)	*

Robert W. Sperry, Director	4,704,830 (15)	24.8%

Robert F. Stott, Director	24,059 (16)	*

Rocco Romanella, Chief Executive Officer and Director	96,154	*

Ronald J. Lejman, Former Chief Financial Officer	56,498 (17)	*

Daniel Yannantuono, President of DirectSat USA	69,979 (18)	*

C. Scott Hisey, Former Chief Executive Officer and Former Director	170,471 (19)	*

Kevin McClelland, Former Chief Accounting Officer and Corporate Controller	7,034 (20)	*

Kyle M. Hall, Former General Counsel and Secretary	38,917 (21)	*

Elizabeth Downey, Former Chief Administrative Officer	65,623 (22)	*

Norman Snell, Former Chief Information Officer	363 (23)	*

All directors and executive officers as a group (23 persons)	5,503,973 (24)	*29.0%

*                  Represents less than one percent of class

(1)          Unless otherwise indicated, the address for each beneficial owner is c/o Unitek Global Services, Inc., 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania 19422.

(2)          Does not include shares beneficially owned by persons who are former directors of the Company as no former director owns more than five percent of the Company’s common stock.

(3)          Based on information furnished to the Company by the respective stockholders, or contained in filings made with the Securities and Exchange Commission (“SEC”). For purposes of this table, if a person has or shares voting or investment power with respect to any shares of common stock, they are considered beneficially owned by that person under rules of the SEC. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The table also includes shares of common stock that are the subject of warrants, stock options and convertible obligations granted to certain officers and directors of the Company and certain third parties to the extent presently exercisable or exercisable within sixty days of October 15, 2013. The shares underlying the warrants, stock options and convertible obligations are deemed outstanding for the purposes of computing the beneficial ownership of each greater than 5% stockholder, named executive officer and director individually and all directors and executive officers as a group. The table does not include unvested or vested awards of restricted stock units (“RSUs”) or restricted shares for which shares will not be issued within sixty days of October 15, 2013, since holders of unvested and vested RSUs and unvested restricted shares do not have any voting rights or investment power until shares are issued. The amounts and percentages are based on 18,965,330 shares of common stock issued and outstanding as of October 15, 2013.

(4)          This information is based on information contained in Schedule 13D/A filed with the Securities and Exchange Commission on March 4, 2013 by Unitek Interposed LP; HMK GP LP; HMK GP LLC; Sector Performance Fund, LP; HM Unitek Coinvest LP; SPF SBS LP; Sector Performance GP, LP; and Sector Performance LLC. UniTek Interposed LP (“Interposed”) is the direct holder of 4,686,196 shares of common stock. HMK LP is the sole general partner and a limited partner of Interposed, and HMK LLC is the sole general partner of HMK LP. As a result of these relationships, HMK LP or HMK LLC may be deemed to be indirect beneficial owners of 4,686,196 shares of common stock held by Interposed. Andrew S. Rosen, Robert W. Sperry (a director), Sarah A. Bradley and John Muse are members of a four-person investment committee at HMK LLC that exercises, on behalf of HMK LLC, voting and dispositive powers over the securities held by UniTek Interposed. No single member of the investment committee has dispositive and/or voting power over the shares held by UniTek Interposed. As a result of the foregoing, each of Messrs. Rosen, Sperry and Muse and Ms. Bradley may be deemed to beneficially own all or a portion of the shares of common stock beneficially owned by UniTek Interposed described above. Each of Messrs. Rosen, Sperry and Muse and Ms. Bradley disclaims the existence of a group and disclaims beneficial ownership of shares of common stock not owned of record by him or her, except to the extent of any pecuniary interest therein.

(5)          Pursuant the September 14, 2012 Asset Purchase Agreement (“APA”) for the acquisition of Skylink LTD and the Earnout Confirmation Agreement and the Registration Rights Agreements issued in conjunction with the APA, Skylink LTD has rights to convert a portion of the unpaid APA purchase payment into 3,715,915 shares.

(6)          This information is based on information contained in Schedule 13G filed with the SEC on June 27, 2013 by John Randall Waterfield. Mr. Waterfield is a registered investment adviser.

(7)          This information is based on information contained in Schedule 13G/A filed with the SEC on February 14, 2013 by Eubel Brady & Suttman Asset Management, Inc. (“EBS”); Ronald L. Eubel, Mark E. Brady, Robert J. Suttman II, William E. Hazel Kenneth E. Leist, Paul D. Crichton, Scott E/ Lundy, and Aaron Hillman (the “Eubel Reporting Persons”). The Eubel Reporting Persons are registered investment advisers. The Eubel Reporting Persons may, as a result of their ownership in and positions with EBS and other affiliated entities, be deemed to be indirect beneficial owners of 981,627 shares of common stock held by EBS and that affiliated entity. Kenneth E. Leist, Paul D. Crichton, Scott E. Lundy or Aaron Hillman may, as a result of their ownership in and positions with EBS, be deemed to be indirect beneficial owners of 939,658 shares of common stock. Mr. Eubel is the beneficial owner of an additional 1,080 shares of common stock. Mr. Suttman II is the beneficial owner of an additional 92 shares of common stock.

(8)          Consists of warrants to purchase common shares for $0.01 per share.

(9)          This information is based on information contained in Schedule 13G filed with the SEC on May 21, 2013 by David Sandberg, the controlling member of Red Oak Partners, LLC a New York limited liability company, which serves as the general partner of The Red Oak Fund, LP, a Delaware limited partnership and a managing member of Pinnacle Partners LLC, a Colorado limited liability company, the general partner of Pinnacle Fund, LLLP, a Colorado limited liability limited partnership (the “Funds”).  The Funds are private investment vehicles formed for the purpose of investing and trading in a wide variety of securities.  David Sandberg and Red Oak Partners, LLC beneficially own 945,000 shares.  Each of the reporting persons hereto disclaims beneficial ownership with respect to any shares other than the shares owned directly by each filer.

(10)    Does not include 23,256 vested RSUs for Mr. O’Donnell.  RSUs issued to directors in connection with their service on the Board vest quarterly but shares of common stock are not issued until within 30 days of December 31, 2013.

(11)    Includes 893 vested options to purchase shares of common stock.  Does not include 11,628 vested RSUs for Mr. Dailey. RSUs issued to directors in connection with their service on the Board vest quarterly but shares of common stock are not issued until within 30 days of December 31, 2013.

(12)    Does not include 11,628 vested RSUs for Mr. Hopkin.  RSUs issued to directors in connection with their service on the Board vest quarterly but shares of common stock are not issued until within 30 days of December 31, 2013.

(13)    Includes 536 vested options to purchases shares of common stock.  Does not include 11,628 vested RSUs for Mr. MacDonald. RSUs issued to directors in connection with their service on the Board vest quarterly but shares of common stock are not issued until within 30 days of December 31, 2013. Mr. MacDonald is the indirect beneficial owner of 45,000 aggregate shares of common stock held by Paddle Resources LP, of which Mr. MacDonald is a general partner.

(14)    Does not include 11,628 vested RSUs for Mr. Montelongo. RSUs issued to directors in connection with their service on the Board vest quarterly but shares of common stock are not issued until within 30 days of December 31, 2013.

(15)    Does not include 11,628 vested RSUs for Mr. Sperry. RSUs issued to directors in connection with their service on the Board vest quarterly but shares of common stock are not issued until within 30 days of December 31, 2013. See Footnote (4) above regarding beneficial ownership of shares of common stock held by Unitek Interposed LP.

(16)    Does not include 11,628 vested RSUs for Mr. Stott. RSUs issued to directors in connection with their service on the Board vest quarterly but shares of common stock are not issued until within 30 days of December 31, 2013.

(17)    Mr. Lejman was terminated on April 12, 2013.

(18)    Includes 6,512 vested options and 726 vested warrants to purchase shares of common stock for Mr. Yannantuono.

(19)    Includes 3,907 vested warrants to purchase shares of common stock for Mr. Hisey. Mr. Hisey resigned effective November 30, 2012.

(20)    Mr. McClelland was terminated April 12, 2013.

(21)    Mr. Hall resigned effective March 1, 2013.

(22)    Includes 90 vested warrants to purchases shares of common stock for Ms. Downey.  Ms. Downey resigned effective September 7, 2012.

(23)    Consists of 363 vested warrants to purchase shares of common stock for Mr. Snell.  Mr. Snell resigned effective November 14, 2012.

(24)    Includes shares beneficially owned by all directors and named executive officers providing service to the Company at December 31. 2012 and all the directors and executive officers providing service to the Company at October 15, 2013 as a group.  The directors and executive officers included in this group are Michael F. O’Donnell, Mark S. Dailey, Daniel Hopkin, Dean MacDonald, Michael Montelongo, Robert W. Sperry, Robert F. Stott, Rocco Romanella, Ronald Lejman, Daniel Yannantuono, C. Scott Hisey, Kevin McClelland, Kyle Hall, Elizabeth Downey, Norman Snell, James Brennan, Andrew Herning, Donald W. Gately, Stanley G. Jones, Glorminda McAllister, Kathleen McCarthy, Shannon D. Schell, and Carole Dalton Slover.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S

 NAMED EXECUTIVE OFFICERS

Federal legislation (Section 14A of the Exchange Act) requires that we periodically submit to the stockholders an advisory vote to approve the compensation of our named executive officers, as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). The Board of Directors has determined that this vote will occur annually, consistent with the advisory vote on the frequency of voting on the compensation of named executive officers conducted during the 2012 Annual Meeting of Stockholders.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of UniTek Global Services, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s Proxy Statement.

The compensation of our named executive officers is disclosed in the compensation tables, and the related disclosures contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation and Required Vote

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION TABLES, AND THE RELATED DISCLOSURES CONTAINED IN OF THIS PROXY STATEMENT.

PROPOSAL NO. 3

APPROVAL OF THE UNITEK GLOBAL SERVICES, INC.

2013 OMNIBUS EQUITY COMPENSATION PLAN

On October 8, 2013, our Board of Directors adopted, subject to approval by our stockholders at the Annual Meeting, the UniTek Global Services, Inc. 2013 Omnibus Equity Compensation Plan (the “2013 Plan” or the “Plan”).  Our Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the Annual Meeting.  Stockholder approval is being sought (i) in order to meet the NASDAQ listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) (see discussion of “Federal Income Tax Consequences of the Plan” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

We currently maintain the three equity compensation plans:  the 1999 Securities Plan (the “1999 Plan”), the 2007 Equity Incentive Plan (the “2007 Plan”) and the 2009 Omnibus Securities Plan (the “2009 Plan”).  No shares remain available for issuance under the 1999 Plan or the 2007 Plan.  The total number of shares remaining available for issuance under the 2009 Plan as of October 1, 2013 is 229,335 shares.  Our Board of Directors believes it is advisable to adopt a new comprehensive incentive compensation plan which will serve as the successor incentive compensation plan to the earlier plans, particularly the 2009 Plan, and provide the Company with an omnibus plan to design and structure grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards for selected individuals in our employ or service.  Our Board of Directors believes that the availability of (i) 2,500,000 new shares of our common stock, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2009 Plan as of the date of the Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2009 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting, for issuance under the 2013 Plan will ensure that we continue to have a sufficient number of shares available to achieve our compensation strategy.  The Board of Directors has determined that the number of shares of common stock currently available for issuance or transfer under the 2009 Plan is not sufficient in view of our compensation structure and strategy.

When analyzing the number of new shares available that should be available under the 2013 Plan, the Board of Directors considered a number of factors including, without limitation, the number of shares available under the 2009 Plan and the projected number of shares that our Board of Directors believed would likely be awarded under the 2013 Plan over the next two years, based on the anticipated needs under our long-term incentive program.  The Board of Directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our officers and employees, as well as our directors, equity compensation that helps to tie the interests of those persons to those of our stockholders.  In addition, the 2013 Plan will permit awards to be structured to meet the “qualified performance-based compensation” exception under section 162(m) of the Code.

If the 2013 Plan is approved by our stockholders, no further grants will be made under the 2009 Plan.

As of October 1, 2013, there are (i) 229,282 shares of our common stock subject to outstanding grants under the 2009 Plan and (ii) 229,335 shares of our common stock remaining available for issuance under the 2009 Plan but not subject to previously exercised, vested or paid grants.  For purposes of determining the number of shares that will be available for issuance under the 2013 Plan, if approved by our stockholders, the numbers in (i) and (ii) will be adjusted for grants, exercises and forfeitures under the 2009 Plan, as applicable, between October 1, 2013 and the date of the Annual Meeting.

If approved by our stockholders, the 2013 Plan will become effective on December 5, 2013.

The material terms of the 2013 Plan are summarized below.

Material Features of the Plan

General.  The Plan provides that grants may be made in any of the following forms:

•              Incentive stock options

•              Nonqualified stock options

•              Stock units

•              Stock awards

•              Stock appreciation rights (“SARs”)

•              Dividend equivalents

•              Other stock-based awards

The Plan authorizes a number of shares of our common stock for issuance equal to the sum of the following:  (i) 2,500,000 new shares, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2009 Plan as of the date of the Annual Meeting plus (iii) the number of shares of our common stock remaining available for issuance under the 2009 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting, in each case, subject to adjustment in certain circumstances as described below.

The Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 750,000 shares, subject to adjustment in certain circumstances as described below.  If dividend equivalents are granted, a grantee may not accrue more than $500,000 of such dividend equivalents during any calendar year.

If and to the extent options (including options granted under the 2009 Plan) and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, and, if and to the extent that any stock awards, stock units, or other stock-based awards (including stock awards or stock units granted under the 2009 Plan), are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such grants shall become available again for purposes of the Plan.  Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will be available again for issuance or transfer under the Plan.  If any grants are paid in cash, and not in shares of our common stock, any shares of our common stock subject to such grants will also be available for future grants.  Upon the net exercise of an option or the exercise of a SAR, then both for purposes of calculating the number of shares of common stock remaining available for issuance under the Plan and the number of shares of common stock remaining available for exercise under the option or SAR, the number of such shares will be reduced by the net number of shares for which the option or SAR is exercised, and without regard to any cash settlement of a SAR.

Administration.  The Plan will be administered and interpreted by the Compensation Committee.  Ministerial functions may be performed by an administrative committee of our employees appointed by the Compensation Committee.

The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below and (v) deal with any other matters arising under the Plan.  The Compensation Committee presently consists of Robert Stott (Chair), Dean MacDonald and Robert Sperry, each of whom is a non-employee member of our Board of Directors.

Eligibility for Participation.  All of our employees, non-employee directors, consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan.  As of October 1, 2013, approximately 3,600 persons are eligible as employees and non-employee directors to receive grants under the Plan.  The Compensation Committee is authorized to select the persons to receive grants from among those eligible and will determine the number of shares of our common stock that are subject to each grant.

Vesting. The Compensation Committee determines the vesting of awards granted under the Plan.

Types of Awards.

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs.  Anyone eligible to participate in the Plan may receive a grant of NQSOs.  Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee will fix the exercise price per share of options on the date of grant.  The exercise price of options granted under the Plan will not be less than the fair market value of our common stock on the date of grant.  However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of grant.

The Compensation Committee will determine the term of each option which will not exceed 10 years from the date of grant.  Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.  To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.  The maximum aggregate number of shares of our common stock with respect to which ISOs may be granted under the Plan is 1,000,000, subject to adjustment in accordance with the terms of the Plan.

The Compensation Committee will determine the terms and conditions of options, including when they become exercisable.  The Compensation Committee may accelerate the exercisability of any options.  Except as provided in the grant instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us.  The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by the Compensation Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Compensation Committee, by surrender of the vested portion of the option to us for an appreciation distribution payable in shares of our common stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of our common stock subject to the surrendered portion exceeds the aggregate exercise price, or (v) by another method approved by the Compensation Committee.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan.  The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards.  If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Compensation Committee determines.

The Compensation Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant including whether the grantee will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period.  Unless the Compensation Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan.  Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date.  The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee.  If a stock unit becomes payable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Compensation Committee.  All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.

The Compensation Committee may grant dividend equivalents in connection with grants of stock units made under the plan.  Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding.  The Compensation Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units.  Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two.  The terms and conditions of dividend equivalents will be determined by the Compensation Committee.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan.  SARs may be granted in connection with, or independently of, any option granted under the Plan.  Upon exercise of an SAR, the grantee will be paid an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR.  Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee.  The Compensation Committee will determine the term of each SAR, which will not exceed 10 years from the date of grant.

The base amount of each SAR will be determined by the Compensation Committee and will be equal to the per-share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the SAR is granted.  The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable.  The Compensation Committee may accelerate the exercisability of any SARs.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards.  The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan.  These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock.  The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation.  The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences of the Plan” below).  Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: earnings or earnings growth (including but not limited to EBITDA, earnings per share or net income); economic profit; stockholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total stockholder return; regulatory compliance; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management;  market share; productivity ratios; or achievement of risk management objectives. Such performance goals may also be particular to an employee or the division, department, line of business, subsidiary or other unit in which the employee works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Compensation Committee.

Deferrals.  The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan.  The Compensation Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions.  In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Compensation Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants.  Any fractional shares resulting from such adjustment will be eliminated.  In addition, in the event of a change of control, the provisions applicable to a change in control will apply.  Any adjustments to outstanding grants will be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control.  Upon a change of control, the Compensation Committee may determine that effective upon the date of the change of control:

•                                          All outstanding options and SARs will automatically accelerate and become fully exercisable;

•                                          The restrictions and conditions on all outstanding stock awards will immediately lapse; and

•                                          All stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Compensation Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may also take any of the following actions with respect to any or all outstanding grants under the Plan:

•                                          Require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantees’ unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•                                          After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate; or

•                                          Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the Plan occurs:

•                                          if a person, entity or affiliated group (with certain exceptions) acquires more than 30% of our then outstanding voting securities;

•                                          if we merge into another entity, unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•                                          if we sell or dispose of all or substantially all of our assets;

•                                          if we are liquidated or dissolved; or

•                                          if at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination.

For any grants subject to the requirements of Section 409A (discussed below) that will become payable on a change of control, the transaction constituting a change of control must also constitute a change of control even for purposes of Section 409A.

Transferability of Grants.  Only the grantee may exercise rights under a grant during the grantee’s lifetime.  A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order.  The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside of the United States.  If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options.  Except as set forth in the Plan, neither our Board nor the Compensation Committee can amend the price of outstanding options or SARs under the Plan to reduce the exercise price or cancel such options or SARs in exchange for cash or other awards of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior stockholder approval.

Clawback Policy.  All grants made under the Plan are subject to any compensation, clawback or recoupment policy that may be applicable to employees of the Company, as such policy may be in effect from time to time, whether or not approved before or after the effective date of the Plan.

Amendment and Termination of the Plan.  Our Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.

Stockholder Approval for Qualified Performance-Based Compensation.  If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which our stockholders previously approved the Plan.

New Plan Benefits.  Due to the discretion of the Compensation Committee to make the awards under the 2013 Plan, the benefits to be received by or allocated to the named executive officers who are still employed by the Company, the non-employee directors, the current executive officers as a group and all employees (other than the current executive officers) as a group, cannot be determined.  No awards to any individuals have been made that are contingent on the approval of the 2013 Plan by stockholders.

See the narrative following the Summary Compensation table under the heading “Long Term Incentive” for more information on the actions of the Compensation Committee and Board with regard to potential future awards to current executive officers under the 2013 Plan.  Information about historic grants of equity awards as of December 12, 2012 to the named executive officers can be found in the table under the heading “Outstanding Equity Awards at Fiscal Year-End.”

Under the Company’s director compensation policy, the Company expects to issue $60,000 in equivalent value of RSUs to each of the directors on an annual basis.   See “Compensation of Directors” above for more information on the director compensation policy.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan.  Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold.  The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i)            If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)           If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant.  However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)          A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year.  Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it.  We intend that options and SARs granted under the Plan will be qualified performance-based compensation.  Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be structured to meet the qualified performance-based compensation exception under section 162(m) of the Code if the Compensation Committee determines to condition such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants.  We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations.  The Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE UNITEK GLOBAL SERVICES, INC. 2013 OMNIBUS EQUITY COMPENSATION PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2012, the Company sponsored three stock option plans, the 1999 Securities Plan (the “1999 Plan”), the 2007 Equity Incentive Plan (the “2007 Plan”) and the 2009 Omnibus Securities Plan (the “2009 Plan”) (collectively, the “Plans”). The Plans provide for the grant of RSUs, stock options and certain other stock-based instruments, the terms of which are set by our board of directors (the “Board”). Options granted under the Plans expire no later than ten years after the date the stock option is granted. As of December 31, 2012, a total of 1.8 million shares of the Company’s common stock had been authorized for issuance under the 2009 Plan, of which 0.6 million shares remain eligible for the grant of awards. There were no remaining shares authorized or eligible for grant under the 1999 Plan or the 2007 Plan.

The following table provides information, as of December 31, 2012, with respect to all compensation plans and individual compensation arrangements under which equity securities are authorized for issuance to employees or non-employees:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
1999 Plan	—		$—
2007 Plan	—	—	—
2009 Plan:
RSUs	231,572	6.12
Options	32,977	10.42
Equity compensation plans not approved by security holders	192,307
Total	456,856		556,440

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements and management’s assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), including those required to be discussed with the Audit Committee by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by PCAOB Rule 3526, and has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526. In addition, the Audit Committee has considered the effect of the independent registered public accounting firm’s provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm’s maintenance of independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

During 2012, management reviewed the documentation and completed testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission.  The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2013.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

MICHAEL MONTELONGO (CHAIR)

MARK S. DAILEY

DANIEL HOPKIN

The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2013. At the Annual Meeting, stockholders will be asked to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm.  Although the submission to stockholders of the selection of Grant Thornton is not required by law or Unitek’s Amended and Restated By-Laws, the Audit Committee believes it is appropriate to submit this matter to stockholders to allow a forum for stockholders to express their views with regard to the Audit Committee’s selection. The Audit Committee retains the sole authority to select and replace Unitek’s independent registered public accounting firm at any time.  In the event stockholders do not ratify the selection, the Audit Committee may reconsider the selection of Grant Thornton.

A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

As discussed further below, on August 19, 2013 Ernst & Young LLP (“Ernst & Young”) informed the Company that it would not, if it were asked to do, stand for re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  After a robust interview process, Grant Thornton was selected by the Audit Committee in September 2013 based on their experience in Unitek’s competitive sphere.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees Paid to the Independent Registered Public Accounting Firm

During the fiscal years ended December 31, 2012 and December 31, 2011, professional services were performed for Unitek by Ernst & Young, Unitek’s independent registered public accounting firm. Set forth below is information relating to the aggregate fees billed by Ernst & Young for professional services rendered for each year. All fees and services were pre-approved in accordance with the Audit Committee’s pre-approval policy.

Audit Fees.  The aggregate fees billed, or to be billed, for Ernst & Young’s audit of Unitek’s consolidated annual financial statements, review of financial statements in Unitek’s Form 10-Q’s, audit of Unitek’s internal control over financial reporting and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements were approximately $3.5 million for fiscal year 2012 and $1.0 million for fiscal year 2011.  Included in the amount for fiscal year 2012 are fees related to the audit of Unitek’s restated consolidated financial statements.

Audit-Related Fees.  During fiscal years 2012 and 2011, 2008 Ernst & Young billed Unitek $43,000 and $236,000, respectively, for audit related services, primarily related to acquisition due diligence services.

Tax Fees.  Ernst & Young did not perform any professional services for the Company during 2012 or 2011 relating to tax compliance, tax advice or tax planning.

All Other Fees.  Ernst & Young did not provide other services not included above during 2012 or 2011.

Change in Independent Auditor

As discussed above and as reported in the Company’s Form 8-K filed with the SEC on August 22, 2013 (the “Form 8-K”), on August 19, 2013 Ernst & Young informed the Company that it would not, if it were asked to do, stand for re-appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

The audit report of Ernst & Young on the consolidated financial statements of the Company and subsidiaries for the fiscal years ended December 31, 2011 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2011 and 2012, and in the subsequent interim periods through August 19, 2013, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in its report on such financial statements.

The audit report of Ernst & Young on the consolidated financial statements of the Company and subsidiaries for the fiscal years ended December 31, 2011 and 2012 notes that “the accompanying consolidated financial statements as of and for the year ended December 31, 2011 have been restated to correct accounting errors related to recognition of revenues and cost of revenues and certain other identified errors.”

As disclosed in the Company’s Annual Report on Form 10-K for year ended December 31, 2012 (the “2012 Form 10-K”), management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2012 as a result of the material weaknesses described in Item 9A of the Company’s 2012 Form 10-K, which description is incorporated herein by reference.

The Audit Committee has discussed the subject matter of the matters described in the preceding paragraph with Ernst & Young and has authorized Ernst & Young to respond fully to the inquiries of Grant Thornton concerning the subject matter of each of such matters.

The Company provided Ernst & Young with a copy of the foregoing disclosures. The Company also provided Ernst & Young with a copy of the Form 8-K reporting the change in certifying accountant for the fiscal year ending December 31, 2013 containing substantially the same disclosure as above and requested that Ernst & Young provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst & Young agreed with the disclosures contained therein. A copy of Ernst &Young’s letter, dated August 22, 2013, is filed as Exhibit 16.1 to the Form 8-K.

During the Company’s two most recent fiscal years and through the date of the appointment of Grant Thornton, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (B) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

Pre-Approval Policy for Services by Independent Registered Public Accounting Firm

All audit, audit-related and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit and Non-Audit Services Pre-Approval Policy provides for (i) general pre-approval of certain specified services and (ii) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate pre-approval authority with respect to permitted services to one or more of its members.

For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, executive officers and persons beneficially owning more than 10% of the Common Stock are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of Common Stock. Based solely on our review of the copies of such reports received by us, or written representations received from reporting persons, during the year ended December 31, 2012, all of the Company’s directors, executive officers and persons beneficially owning more than 10% of the Common Stock complied with all Section 16(a) filing requirements, except that (i) Messrs. Giacalone, Hisey, Hopkin, MacDonald, Montelongo, O’Donnell, Siber and Stott filed late Form 4s on January 24, 2012; (ii) Messrs. Brodsky and Dailey filed late Form 4s on January 25, 2012; (iii) Mr. McClelland filed a late Form 3 on May 16, 2012; (iv) Ms. Downey and Messrs Hall, Hayford, Lejman, Lochhead, McClelland, Perkins, Snell and Yannantuono filed late Form 4s on June 11, 2012; (v) Mr. Hayford filed a late Form 4 on June 12, 2012; (vi) Ms. Downey and Messrs. Hall, Lejman, Lochhead, McClelland, Perkins, Snell and Yannantuono filed late Form 4s on August 14, 2012; (vii) Messrs. Jones and Schell filed late Form 3s on November 13, 2012; (viii) Mr. Hisey filed a late Form 4 on December 4, 2012; and (ix) Mr. MacDonald filed a late Form 4 on December 14, 2012.

PROPOSALS OF SECURITY HOLDERS

All proposals of any stockholder of the Company that such stockholder wishes to be presented at the 2014 Annual Meeting of Stockholders and included in the Proxy Statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than July 14, 2014 to be considered for inclusion in such Proxy Statement and form of proxy. Any such proposal must be submitted in writing to the Corporate Secretary of the Company at the address appearing on the notice accompanying this Proxy Statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management’s proxy soliciting material for the 2014 Annual Meeting of Stockholders. Any such proposal must be submitted in writing to the Corporate Secretary of the Company at the address appearing on the notice accompanying this Proxy Statement.

ANNUAL REPORT ON FORM 10-K FILED WITH

SECURITIES AND EXCHANGE COMMISSION

A COPY OF UNITEK’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012, MAY BE OBTAINED, WITHOUT CHARGE, BY ANY STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO THE CORPORATE SECRETARY OF UNITEK AT 1777 SENTRY PARKWAY WEST, GWYNEDD HALL, SUITE 302, BLUE BELL, PENNSYLVANIA, 19422.

BY ORDER OF THE BOARD OF DIRECTORS

Kathy McCarthy

Senior Vice President, General Counsel and

Corporate Secretary

APPENDIX A

UNITEK GLOBAL SERVICES, INC.

2013 OMNIBUS EQUITY COMPENSATION PLAN

1.                                      Purpose

Effective as of the Effective Date (as defined below), the UniTek Global Services, Inc. 2013 Omnibus Equity Compensation Plan (the “Plan”) is hereby established as a successor to the Berliner Communications, Inc. 2009 Omnibus Equity and Incentive Compensation Plan Plan (the “2009 Plan”).  The 2009 Plan is hereby merged with and into this Plan effective as of the Effective Date, and no additional grants shall be made thereafter under the 2009 Plan.  Outstanding grants under the 2009 Plan shall continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2009 Plan, as applicable), and the shares with respect to outstanding grants under the 2009 Plan shall be issued or transferred under this Plan.

The purpose of the Plan is to provide (i) designated employees of UniTek Global Services, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company and its subsidiaries, and (iii) non-employee members of the Board with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards.  The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

2.                                      Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)                                 “Board” means the Company’s Board of Directors.

(b)                                 “Change of Control” unless set forth in the applicable Award Agreement, the following and shall be deemed to occur if any of the events specified in clause (i), (ii), (iii) or (iv) occur:

(i)                                     Any person, within the meaning of Section 13(d) or 14(d) of the Exchange Act (other than the Company or any corporation or other such person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”), or any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Related Entity), becomes, after the Effective Date, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute the Board and any new director of the Company (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors of the company at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)                               A merger or consolidation (other than any merger or consolidation that shall not, pursuant to any proviso to this clause (iii), constitute a Change of Control) of the Company or any direct or indirect subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or its successor surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control under this clause (iii) or clauses (i) or (ii) above; and provided further, a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary of another entity) and in which the Board or the board of directors of the successor to the Company, after giving effect to the merger or consolidation, is comprised of a majority of members who are either (x) directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board by the Company (or the Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control under this clause (iii) or clauses (i) or (ii) above); or

(iv)                              Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company, or the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or (ii) pursuant to a dividend in kind or spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, (1) a Change in Control of the type described in paragraph (ii), (iii) or (iv) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (i) shall be deemed to be completed as of the date the entity or group attaining 50% or greater ownership has elected its representatives to the Board and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of any Employee’s employment; and (2) for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(d)                                 “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Compensation Committee or the Board and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e)                                  “Company” means UniTek Global Services, Inc., its parent, subsidiary corporations or other entities and any successor corporation, as determined by the Committee.

(f)                                   “Company Stock” means the common stock of the Company.

(g)                                  “Disability” or “Disabled” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(h)                                 “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.  If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(i)                                     “Effective Date” of the Plan means December 5, 2013; provided that the Plan is approved by the stockholders of the Company on that date.

(j)                                    “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(k)                                 “Employer” means the Company and its subsidiaries.

(l)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)                             “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(n)                                 “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

(o)                                 “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(p)                                 “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q)                                 “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(r)                                    “Non-Employee Director” means a member of the Board who is not an Employee.

(s)                                   “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(t)                                    “1933 Act” means the Securities Act of 1933, as amended.

(u)                                 “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v)                                 “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(w)                               “Participant” means an Employee, Non-Employee Director or Key Advisor designated by the Committee to participate in the Plan.

(x)                                 “Plan” means this UniTek Global Services, Inc. 2013 Omnibus Equity Compensation Plan, as may be amended from time to time.

(y)                                 “SAR” means a stock appreciation right as described in Section 10.

(z)                                  “Stock Award” means an award of Company Stock as described in Section 9.

(aa)                          “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.                                      Administration

(a)                                 Committee.  The Plan shall be administered and interpreted by the Committee.  Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)                                 Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c)                                  Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.                                      Grants

(a)                                 Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b)                                 All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.                                      Shares Subject to the Plan

(a)                                 Shares Authorized.  Subject to adjustment as described below in (d), the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be the sum of the following:  (i) 2,500,000 new shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2009 Plan as of the Effective Date, plus (iii) the number of shares of Company Stock remaining available for issuance under the 2009 Plan but not subject to previously exercised, vested or paid Grants as of the Effective Date.  The maximum aggregate number of shares of Company Stock with respect to which all Grants of Incentive Stock Options may be made under the Plan shall be 1,000,000 shares, subject to adjustment as described in Section 5(d).

(b)                                 Source of Shares; Share Counting.  Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan (including options granted under the 2009 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including stock awards and stock units granted under the 2009 Plan) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised.   If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such Grant, calculated in each instance after payment of such share withholding.  Upon the exercise of an Option through the net exercise procedure under Section 7(e) or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for exercise under such Option or SAR, the number of such shares shall be reduced by the net number of shares for which the Option or SAR is exercised, and without regard to any cash settlement of a SAR.  To the extent that any Grants are paid in cash (including grants under the 2009 Plan), and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c)                                  Individual Limits.  All Grants under the Plan shall be expressed in shares of Company Stock.  The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 750,000 shares, subject to adjustment as described in subsection (d) below.  The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash.  All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.  A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

(d)                                 Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

6.                                      Eligibility for Participation

(a)                                 Eligible Persons.  All Employees and Non-Employee Directors shall be eligible to participate in the Plan including consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)                                 Selection of Participants.  The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.                                      Options

(a)                                 General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)                                 Type of Option, Price and Term.

(i)                                     The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Key Advisors.

(ii)                                  The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii)                               The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)                                  Exercisability of Options.

(i)                                     Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement.  The Committee may grant Options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)                                  The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii)                               Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)                                 Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director or Key Advisor.  The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e)                                  Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)                                   Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.                                      Stock Units

(a)                                 General Requirements.  The Committee may grant Stock Units to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)                                 Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)                                  Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)                                 Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e)                                  Dividend Equivalents.  The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents may be paid to Participants currently or may be deferred.  All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9.                                      Stock Awards

(a)                                 General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.  The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)                                 Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)                                  Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a).  If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)                                 Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines.  Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.                               Stock Appreciation Rights

(a)                                 General Requirements.  The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with an Option.  The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b)                                 Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)                                  Exercisability; Term.  A SAR shall become exercisable in accordance with such terms and conditions as may be specified.  The Committee may grant SARs that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service.  A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.  The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(d)                                 Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)                                  Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f)                                   Form of Payment.  The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11.                               Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12.                               Qualified Performance-Based Compensation

(a)                                 Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b)                                 Performance Goals.  When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)                                  Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria: earnings or earnings growth (including but not limited to EBITDA, earnings per share or net income); economic profit; shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of asset quality objectives; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management; net operating profit; market share; productivity ratios; or achievement of risk management objectives. Such performance goals may also be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. Performance goals need not be uniform as among Participants.

(d)                                 Timing of Establishment of Goals.  Performance goals must be pre-established by the Committee.  A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal.  However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

(e)                                  Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f)                                   Death, Disability or Other Circumstances.  The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.                               Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.                               Withholding of Taxes

(a)                                 Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)                                 Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15.                               Transferability of Grants

(a)                                 Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)                                 Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

16.                               Consequences of a Change of Control

(a)                                 Notice and Acceleration.  Upon a Change of Control, the Committee may determine that effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b)                                 Other Alternatives.  In the event of a Change of Control, the Committee may also take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

17.                               Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.                               Amendment and Termination of the Plan

(a)                                 Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below.  Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)                                 No Repricing Without Shareholder Approval.  Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

(c)                                  Shareholder Approval for “Qualified Performance-Based Compensation.”  If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d)                                 Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.  The termination of the Plan shall not impair Grants outstanding or the power and authority of the Committee with respect to an outstanding Grant.

19.                               Miscellaneous

(a)                                 Effective Date.  The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.

(b)                                 Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(c)                                  Compliance with Law.

(i)                                     The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Grants of “qualified performance-based compensation” comply with the applicable provisions of section

162(m) of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)                                  The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)                               Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv)                              Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(d)                                 Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e)                                  Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)                                   Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g)                                  No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)                                 Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i)                                     Clawback Rights. All Grants under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the effective date of the Plan.

(j)                                    Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

14475 PROXY 1777 Sentry Parkway West, Gwynedd Hall Suite 302 Blue Bell, PA 19422 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of UNITEK GLOBAL SERVICES, INC. (the "Company") hereby appoints Rocco Romanella and Andrew Herning, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the Company that the undersigned would be entitled to vote if personally present at the 2013 annual meeting of stockholders of the Company to be held on December 5, 2013, at 8:00 A.M., Mountain Standard Time, at The Ritz-Carlton, Phoenix located at 2401 East Camelback Road, Phoenix, Arizona 85016 and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side. The Board of Directors recommends a vote "FOR" each of the Proposals 1, 2, 3 and 4. (Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF UNITEK GLOBAL SERVICES, INC. December 5, 2013 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 5, 2013 The proxy statement and our 2012 annual report to stockholders are available at http://www.astproxyportal.com/ast/16819/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of one Class II director to hold office until 2016. O Robert S. Stott O Daniel Hopkin O Dean MacDonald O Michael F. O'Donnell 2. Advisory vote to approve the compensation of the Company's named executive officers. 3. Approval of the Unitek Global Services, Inc. 2013 Omnibus Equity Compensation Plan. 4. Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2012 Annual Report to Stockholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominee of the Board of Directors in the election of directors, "FOR" the advisory vote to approve the compensation of the Company's named executive officers, "FOR" approval of the UniTek Global Services, Inc. 2013 Omnibus Equity Compensation Plan and "FOR" ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN FOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEE: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 10033300000000000000 4 120513 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of one Class II director to hold office until 2016. O Robert S. Stott 2. Advisory vote to approve the compensation of the Company's named executive officers. 3. Approval of the Unitek Global Services, Inc. 2013 Omnibus Equity Compensation Plan. 4. Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2012 Annual Report to Stockholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominee of the Board of Directors in the election of directors, "FOR" the advisory vote to approve the compensation of the Company's named executive officers, "FOR" approval of the UniTek Global Services, Inc. 2013 Omnibus Equity Compensation Plan and "FOR" ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN FOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEE: ANNUAL MEETING OF STOCKHOLDERS OF UNITEK GLOBAL SERVICES, INC. December 5, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 10033300000000000000 4 120513 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 5, 2013 The proxy statement and our 2012 annual report to stockholders are available at http://www.astproxyportal.com/ast/16819/